UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                FORM 8-K

                              CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  September 24, 2007


                 GENERAL EMPLOYMENT ENTERPRISES, INC.
         (Exact name of registrant as specified in its charter)

           Illinois                  1-05707           36-6097429
(State or other jurisdiction of   (Commission       (I.R.S. Employer
incorporation or organization)    File Number)   Identification Number)

   One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois      60181
       (Address of principal executive offices)              (Zip Code)

   Registrant's telephone number, including area code:  (630) 954-0400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


Departure of Director
On September 24, 2007, Joseph F. Lizzadro, a member of the Company's Board of Directors since 2000, informed the board that he will not stand for re-election at the next annual meeting of shareholders.

Executive Retirement Plan
On September 24, 2007, the Compensation Committee of the Company's
Board of Directors (the "Committee") approved an amendment to the General Employment Enterprises, Inc. Executive Retirement Plan (the "Plan"). The amendment requires, in the event of a change in control of the Company, that the Plan be terminated and that all account balances be distributed to the Plan participants in single lump sum payments.
The Committee determined that the amendment was necessary for the Plan to conform with the requirements of Internal Revenue Code Section 409A and the related regulations of the U.S. Treasury Department.

Employment Agreements
On September 24, 2007, the Committee approved amendments to the employment agreements between the Company and each of its executive officers - Herbert F. Imhoff, Jr. (Chairman of the Board, Chief Executive Officer and President), Kent M. Yauch (Vice President, Chief Financial Officer and Treasurer) and Marilyn L. White (Vice President), which were first entered into in 2001. The amendments change the amount and form of payments to the executive officers under certain circumstances following a termination of employment. The Committee determined that the amendments were necessary for the employment agreements to conform with the requirements of Internal Revenue Code
Section 409A and the related regulations of the U.S. Treasury Department, and to clarify the rights of the parties in the event that an executive officer's employment is terminated.

Stock Option Awards
On September 24, 2007, pursuant to the Company's 1999 Stock Option Plan, the Committee awarded options to purchase common stock of the Company to the executive officers named below. They are non-statutory stock options that become vested two years after the date of grant. The option exercise price was established as the closing market price on the American Stock Exchange on the date of grant, September 24, 2007, which was $1.61 per share.

       Kent M. Yauch			15,000 shares
       Marilyn L. White			15,000 shares






                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   GENERAL EMPLOYMENT ENTERPRISES, INC.
                                              (Registrant)

Date:  September 26, 2007          By:/s/ Kent M. Yauch
                                      Kent M. Yauch
                                      Vice President, Chief Financial
                                      Officer and Treasurer